Exhibit 99.1

OPTION CARE HEALTH REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2021 AND ANNOUNCES TWO ADDITIONAL ACQUISITIONS
BANNOCKBURN, IL., February 23, 2022 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the fourth quarter and full year ended December 31, 2021.
The Company also announced that it acquired Wasatch Infusion LLC ("Wasatch"), an infusion center operator based in Salt Lake City, Utah, in December and has also entered into a definitive agreement to acquire Specialty Pharmacy Nursing Network, Inc. ("SPNN"), which it expects to complete in 2022.
Fourth Quarter 2021 Financial Highlights
•Net revenue of $927.2 million, up 15.2% compared to $804.7 million in the fourth quarter of 2020
•Gross profit of $212.2 million, or 22.9% of revenue, up 15.5% compared to $183.8 million, or 22.8% of revenue, in the fourth quarter of 2020
•Net income of $75.5 million, or $0.42 earnings per share inclusive of a one-time benefit from the elimination of the Company's valuation allowance on deferred tax assets of $30.4 million or $0.17 per share, compared to net income of $17.8 million, or $0.10 earnings per share, in the fourth quarter of 2020
•Adjusted EBITDA of $86.8 million, up 28.3% compared to $67.7 million in the fourth quarter of 2020
•Cash flow from operations of $65.3 million, and cash balances of $119.4 million at the end of the fourth quarter
•Acquired Infinity Infusion Nursing, LLC and Wasatch for $50.0 million and $17.8 million, respectively, financed through cash balances on hand
Full Year 2021 Financial Highlights
•Net revenue of $3,438.6 million up 13.4% compared to $3,032.6 million in the full year 2020
•Gross profit of $779.6 million, or 22.7% of revenue, up 14.2% compared to $682.3 million, or 22.5% of revenue, in full year 2020
•Net income of $139.9 million, or $0.78 earnings per share, compared to net loss of $8.1 million, or $0.04 loss per share, in full year 2020
•Adjusted EBITDA of $289.8 million, up 30.7% compared to $221.7 million in full year 2020
•Cash flow from operations of $208.6 million, up 63.7% compared to $127.4 million in full year 2020

John C. Rademacher, Chief Executive Officer, commented, “The entire Option Care Health team continues to execute in an ongoing challenging environment. With the patient at the center of everything we do, Option Care Health served over a quarter of a million patients in 2021 despite the ongoing pandemic situation. We are proud of the results we have generated as well as the many investments we continue to make to drive future growth.”

Full Year 2022 Financial Guidance
For the full year 2022, Option Care Health expects to deliver the following financial results:
•Net revenue of $3.65 billion to $3.85 billion
•Adjusted EBITDA of $310 million to $330 million
•Cash flow from operations of at least $230 million

The financial expectations do not include any impact from the acquisition of SPNN as it has not yet been completed.

Conference Call
The conference call can be accessed by dialing (866) 360-3136 for U.S. participants or (602) 563-8603 for international participants, and referencing conference ID 7156207; or via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,000 teammates, including approximately 4,300 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; and (iv) the loss of one or more key payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$119,423	$99,265
Accounts receivable, net	338,242	328,340
Inventories	183,095	158,601
Prepaid expenses and other current assets	69,496	70,806
Total current assets	710,256	657,012

NONCURRENT ASSETS:
Property and equipment, net	111,535	121,149
Intangible assets, net	21,433	23,429
Referral sources	344,587	327,623
Goodwill	1,477,564	1,428,610
Other noncurrent assets	125,543	89,616
Total noncurrent assets	2,080,662	1,990,427
TOTAL ASSETS	$2,790,918	$2,647,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$279,246	$282,913
Other current liabilities	180,449	151,110
Total current liabilities	459,695	434,023

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,059,900	1,115,103
Other noncurrent liabilities	95,437	82,589
Total noncurrent liabilities	1,155,337	1,197,692
Total liabilities	1,615,032	1,631,715

STOCKHOLDERS' EQUITY	1,175,886	1,015,724
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,790,918	$2,647,439

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
NET REVENUE	$927,194	$804,713	$3,438,640	$3,032,610
COST OF REVENUE	714,997	620,951	2,659,034	2,350,346
GROSS PROFIT	212,197	183,762	779,606	682,264

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	136,777	123,001	525,707	500,199
Depreciation and amortization expense	14,648	16,418	63,058	71,310
Total operating expenses	151,425	139,419	588,765	571,509
OPERATING INCOME	60,772	44,343	190,841	110,755

OTHER INCOME (EXPENSE):
Interest expense, net	(14,286)	(23,668)	(67,003)	(107,770)
Other, net	481	(2,270)	(7,344)	(8,228)
Total other expense	(13,805)	(25,938)	(74,347)	(115,998)

INCOME (LOSS) BEFORE INCOME TAXES	46,967	18,405	116,494	(5,243)

INCOME TAX (BENEFIT) EXPENSE	(28,500)	566	(23,404)	2,833
NET INCOME (LOSS)	$75,467	$17,839	$139,898	$(8,076)

Earnings (loss) per share, basic	$0.42	$0.10	$0.78	$(0.04)
Earnings (loss) per share, diluted	$0.41	$0.10	$0.77	$(0.04)

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	139,898	(8,076)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization expense	68,804	77,896
Paid-in-kind interest capitalized as principal	—	7,525
Other non-cash adjustments	11,237	42,917
Changes in operating assets and liabilities:
Accounts receivable, net	(4,273)	(3,924)
Inventories	(22,700)	(42,725)
Accounts payable	(10,381)	59,215
Other	25,984	(5,436)
Net cash provided by operating activities	208,569	127,392

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(25,632)	(26,875)
Other investing cash flows	—	541
Business acquisitions, net of cash acquired	(85,909)	—
Net cash used in investing activities	(111,541)	(26,334)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	855,136	—
Retirement of debt obligations	(910,345)	(174,000)
Net proceeds from issuance of common stock	—	118,934
Deferred financing costs	(10,339)	(149)
Other financing cash flows	(11,322)	(13,634)
Net cash (used in) financing activities	(76,870)	(68,849)
NET INCREASE IN CASH AND CASH EQUIVALENTS	20,158	32,209
Cash and cash equivalents - beginning of the period	99,265	67,056
CASH AND CASH EQUIVALENTS - END OF PERIOD	119,423	99,265

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Consolidated net income (loss)	$75,467	$17,839	$139,898	$(8,076)
Interest expense, net	14,286	23,668	67,003	107,770
Income tax (benefit) expense	(28,500)	566	(23,404)	2,833
Depreciation and amortization expense	15,984	17,842	68,804	77,896
Consolidated EBITDA	77,237	59,915	252,301	180,423

EBITDA adjustments
Stock-based incentive compensation	3,329	332	9,575	2,920
Loss on extinguishment of debt	984	3,196	13,387	11,545
Restructuring, acquisition, integration and other	5,200	4,208	14,543	26,788
Consolidated adjusted EBITDA	$86,750	$67,651	$289,806	$221,676